Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Angeion Corporation:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-102168, 333-102171, 333-130940, 333-105387 and 333-145653) on Form S-8 of Angeion Corporation of our report dated January 28, 2008, with respect to the consolidated balance sheets of Angeion Corporation and subsidiaries as of October 31, 2007 and 2006, and the related consolidated statements of operations, cash flows, and shareholders’ equity for each of the years in the three-year period ended October 31, 2007, and the related consolidated financial statement schedule, which report appears in the October 31, 2007, Annual Report on Form 10-K of Angeion Corporation.

Our report on the consolidated financial statements refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, on November 1, 2006 and Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” in the year ended October 31, 2007.

/s/ KPMG LLP

Minneapolis, Minnesota

January 28, 2008